 Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Jurisdiction of Incorporation or Organization

Schawk Thailand Ltd.	Thailand
Schawk Japan, Ltd.	Japan
Schawk Worldwide Holdings Inc.	United States
Schawk Holdings, Inc.	United States
Seven Seattle, Inc.	United States
Schawk USA Inc.	United States
Kedzie Aircraft LLC	United States
Schawk LLC	United States
Schawk de Mexico SRL de CV	Mexico
Schawk Servicios Administrativos SRL de CV	Mexico
Schawk Latin America Holdings LLC	United States
Schawk do Brasil Gestão de Marcas Ltda.	Brazil
Schawk Panama Services S de RL	Panama
Miramar Equipment, Inc.	United States
Schawk Digital Solutions Inc.	United States
Seven Worldwide UK Ltd.	United Kingdom
Schawk Holdings (Gibraltar) Ltd.	Gibraltar
Winnetts UK Ltd.	United Kingdom
Schawk (Gibraltar) Ltd.	Gibraltar
Schawk (Gibraltar) Ltd. Luxembourg SCS	Luxembourg
Schawk Luxembourg SARL	Luxembourg
Schawk Hong Kong Ltd	Hong Kong
Schawk Imaging (Shanghai) Co. Ltd.	China
Schawk Anthem Shenzhen Co. Ltd.	China
Degrippes Gobe Group (HK) Ltd.	Hong Kong
Degrippes (Shanghai) Brand Consulting Co, Ltd.	China
Schawk Belgium BVBA	Belgium
Schawk Poland Sp z.o.o.	Poland
Schawk Spain, SL	Spain
Schawk Imaging Sdn. Bhd.	Malaysia
Schawk Kuala Lumpur Sdn. Bhd.	Malaysia
Schawk Penang Sdn. Bhd.	Malaysia
Laserscan Technology (M) Sdn. Bhd.	Malaysia
Schawk Wace Group	United Kingdom
Schawk UK Holdings Ltd.	United Kingdom
Schawk UK Ltd.	United Kingdom
Schawk UK Corporate Packaging Ltd.	United Kingdom
Schawk Germany GMBH	Germany
Schawk UK Overseas Investments Ltd. (in liquidation)	United Kingdom
Gallions Estates Ltd. (in liquidation)	United Kingdom
Schawk Canada, Inc.	Canada
Protopak Innovations, Inc.	Canada
Desgrippes Gobe Group (Yuhan Hoesa)	South Korea
Brandmark International Holding B.V.	Netherlands
DJPA Partnership B.V.	Netherlands
DJPA Partnership Ltd. (in liquidation)	United Kingdom
Brandimage Desgrippes and LAGA	France
Brandimage Belgique Holding S.A.	Belgium
Desgrippes Gobe Bruxelles S.A. (60% Interest)	Belgium
Schawk Asia Pacific Pte. Ltd.	Singapore
Anthem Design Singapore Pte. Ltd. (merged into parent on January 1, 2012)	Singapore
Schawk India Pvt. Ltd.	India
Schawk Holdings Australia Pty. Ltd.	Australia
Schawk Australia Pty. Ltd.	Australia
Anthem! Design Pty. Ltd.	Australia
Marque Brand Consultants Pty. Ltd.	Australia
Schawk Labuan, Inc.	Malaysia
Schawk BVI Services, Inc.	British Virgin Islands
Schawk BVI Holdings, Inc.	British Virgin Islands